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                                                                     EXHIBIT 4.4

                  AUTHORIZATION TO PARTICIPATE IN THE AUTOMATIC
                  DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN
                   FOR STOCKHOLDERS OF LAKELAND BANCORP, INC.


To: First City Transfer Company
Plan Administrator

                  This will confirm that I have received the Prospectus describing the Lakeland Bancorp, Inc. Automatic Dividend Reinvestment and Stock Purchase Plan (the "Plan").

                  Instructions: If you wish to have cash dividends on shares registered in your name reinvested in additional shares of Lakeland Common Stock, you should check Box 1.

                                If you wish to continue to receive cash
dividends, but you wish to purchase shares through the optional cash payment feature of the Plan, you should check Box 2.

                                If you wish to participate in the dividend
reinvestment and optional cash payment features of the Plan, you should check Box 1 and Box 2.

                  Box 1 [_] I wish to participate in the dividend reinvestment feature of the Plan. I hereby appoint you as my agent and authorize Lakeland Bancorp, Inc. ("Lakeland") to pay to you for my account all dividends payable to me on all shares of Lakeland's Common Stock that are now or hereafter registered in my name.

                  Box 2 [_] I wish to participate in the optional cash payment feature of the Plan. I authorize you to apply all optional cash payments which I transmit to you to the purchase of full and fractional shares of Lakeland Common Stock pursuant to the Plan.

                  I understand that your appointment as my agent is subject to the terms and conditions of the Plan set forth in the Prospectus describing the Plan. I understand that all dividends paid on shares in my Plan account, including shares purchased with my optional cash payments, will be reinvested in additional shares of Lakeland Common Stock which will be added to my Plan account.

                               THIS IS NOT A PROXY
                               -------------------
                 (Please sign on the reverse side of this card)

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                  If you desire to participate in the Lakeland Bancorp, Inc.
Automatic Dividend Reinvestment and Stock Purchase Plan, please sign, date and return this card to:

                            First City Transfer Company
                            Dividend Reinvestment Plan
                            P.O. Box 170
                            Iselin, New Jersey 08830

                            Dated: ___________, _____


                            Account Number:________________________


                            _______________________________________
                            Please print name/names

                            _______________________________________
                            Signature

                            _______________________________________
                            Signature if held jointly

                            _______________________________________
                            Social Security or Tax Identification Number

                 Please sign exactly as your name appears hereon
                               THIS IS NOT A PROXY